Exhibit 16.2

HJ & ASSOCIATES, L.L.C.                   50 South Main Street,
                                          Suite 1450
                                          Salt Lake City,
                                          Utah 54144
                                          telephone (801)328-4408
                                          Fax (801)328-4461

CERIFIED PUBLIC ACCOUNTANTS AND CONSULTANTS



March 4, 2004

Office of the Chief Accountant
Securities and Exchange Commission
459 Fifth Street N.W.
Washington, D.C.

Gentlemen:

We have read Item 4 included in the Form 8K/A dated March 2, 2004 of Marketshare Recovery, Inc. (formerly Health & Leisure, inc.) to be filed with the Securities and Exchange Commission on or about March 4, 2004.

We are not in a position to agree or disagree with the statements made in the first or second paragraphs.

We are in agreement with the statements made in the third and fourth paragraphs.

We are not in a position to agree or disagree with the disclosures regarding Marcum & Kliegman, LLP.


/s/HJ & Associates, LLC

HJ & Associates
Salt Lake City, Utah